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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated April 25, 2003, on the financial statements of the Wayne Hummer Investment Trust comprised of the Wayne Hummer CorePortfolio Fund, Wayne Hummer Growth Fund, Wayne Hummer Income Fund, and the Wayne Hummer Money Market Fund, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Wayne Hummer Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-87153) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3880).


                                                               ERNST & YOUNG LLP


Chicago, Illinois
July 29, 2003